UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 10, 2024

CENTESSA PHARMACEUTICALS PLC

(Exact name of Registrant, as specified in its charter)

England and Wales	001-40445	98-1612294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address:

3rd Floor

1 Ashley Road

Altrincham

Cheshire WA14 2DT

United Kingdom

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +44 7391 789784

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On September 10, 2024, Centessa Pharmaceuticals plc (the “Company”) issued a press release titled “Centessa Announces Positive Interim Phase 1 Clinical Data with its Novel Orexin Agonist, ORX750, in Acutely Sleep-Deprived Healthy Volunteers.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company from time to time presents and/or distributes to the investment community presentations related to its business. A copy of its most recent presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information under this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On September 10, 2024, the Company announced positive interim data from an ongoing Phase 1 trial of its highly potent and selective orexin receptor 2 (OX2R) agonist, ORX750, in acutely sleep-deprived healthy volunteers.

The interim Phase 1 clinical data for ORX750 demonstrated:

•

Significantly increased wakefulness in acutely sleep-deprived healthy volunteers compared to placebo at both doses tested. Treatment with ORX750 resulted in statistically significant (p<0.05) and clinically meaningful increased sleep latency on the MWT (time to sleep onset over the four sessions performed at ~2, 4, 6, and 8 hours after dosing at 11 p.m., maximum 40 minutes per session) compared to placebo across all doses. Mean sleep latencies, as measured by the MWT, for 1.0 mg dose of ORX750 and placebo were 18 minutes and 10 minutes, respectively (p-value = 0.04) (least squares mean). Mean sleep latencies, as measured by the MWT, for 2.5 mg dose of ORX750 and placebo were 32 minutes and 17 minutes, respectively (p-value = 0.01) (least squares mean). The 2.5 mg dose was shown to restore normative wakefulness with a mean sleep latency of 32 minutes as measured by the MWT.

•	Favorable safety and tolerability observed as of the data cutoff date.[1]

•	All observed treatment related AEs were mild and transient with none leading to treatment discontinuation.

•	No observations of frequently reported on-target AEs associated with other OX2R agonists, including urinary frequency, urinary urgency, insomnia, blood pressure increases, and salivary hypersecretion.

•

No cases of hepatotoxicity, visual disturbances or hallucinations were observed. Additionally, there were no clinically meaningful, treatment-emergent changes in hepatic and renal parameters, vital signs, or electrocardiogram (ECG) parameters.

•	Acutely sleep-deprived healthy volunteers who received a 2.5 mg dose of ORX750 showed a significant 1.6 point improvement versus placebo in mean KSS score compared to baseline (p-value = 0.03).

•

Encouraging linear PK profile supports the use of ORX750 as a once-daily oral dosing regimen with rapid absorption (plasma concentrations of ORX750 peaked at 2h after the first dose). The systemic exposure of ORX750 increased in an approximately dose-proportional manner.

1.	Data cutoff date of August 26, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1	Press Release, dated September 10, 2024

99.2	Corporate Presentation, dated September 2024

104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2024

By:	/s/ Saurabh Saha
Name:	Saurabh Saha, M.D., Ph.D.
Title:	Chief Executive Officer